FOR IMMEDIATE RELEASE

INTER PARFUMS ENTERS INTO AGREEMENT WITH CLARINS TO ASSIST IN THE
DISTRIBUTION OF ITS LUXURY BRANDS IN THE U.S.

New York, New York, September 7, 2010: Inter Parfums, Inc. (NASDAQ GS: IPAR) today announced that effective January 1, 2011, InterParfums Luxury Brands, a recently formed United States company and subsidiary of our French subsidiary Inter Parfums SA, will lead the development and distribution of Burberry (fragrances and cosmetics), Lanvin, Montblanc and Jimmy Choo brands in the United States.  The existing distribution agreement between Inter Parfums, SA and P&G Prestige covering the United States for Burberry and Lanvin fragrances expires on December 31, 2010.  By mutual agreement, the two parties decided that it will not be renewed, and transfer of distribution including then existing inventory will be carried out in December 2010 and January 2011.

In addition, under the terms of a recently signed four-year agreement, InterParfums Luxury Brands and Clarins Fragrance Group US (a Division of Clarins Group in the U.S. responsible for the Thierry Mugler, Azzaro, Porsche Design, David Yurman and Swarovski brands) will share and manage an expanded sales force.  Logistical and administrative support will be provided by Clarins Group USA from its Park Avenue offices in New York and its warehouse in Orangeburg, New York.

Jonathan Zrihen, President & CEO of Clarins Group USA declared: "We are delighted with this opportunity to join forces with InterParfums Luxury Brands in the United States.  The coherent fit and high quality of our respective brands and the combined efforts of our teams should significantly contribute to strengthening positions of both companies in the U.S."

Philippe Benacin, Chairman & CEO of Inter Parfums SA and Stanislas Archambault, General Manager of InterParfums Luxury Brands added: "This alliance offers us a unique opportunity to develop a highly efficient organization, create synergies and accelerate growth in the U.S. market."

Inter Parfums, Inc. develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Burberry, Van Cleef & Arpels, Jimmy Choo, Paul Smith, Montblanc and S.T. Dupont.  The Company also owns Lanvin Perfumes and Nickel, a men's skin care company.  It also produces personal care products for specialty retailers under exclusive agreements for Gap, Banana Republic, New York & Company, Brooks Brothers, bebe, Betsey Johnson and Nine West brands.  In addition, Inter Parfums produces and supplies mass market fragrances and fragrance related products. The Company's products are sold in over 120 countries worldwide.

Statements in this release which are not historical in nature are forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words.  You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the risks and uncertainties discussed under the headings "Forward Looking Statements" and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2009 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission.  Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact at Inter Parfums, Inc. Russell Greenberg, Exec. VP & CFO (212) 983-2640 rgreenberg@interparfumsinc.com www.interparfumsinc.com	or	Contact at Investor Relations Counsel The Equity Group Inc. Linda Latman (212) 836-9609/llatman@equityny.com Lena Cati (212) 836-9611/lcati@equityny.com www.theequitygroup.com

Contact at Inter Parfums SA Philippe Benacin Chairman & CEO + 33 1 53 77 00 00 www.inter-parfums.fr	or	Contact at Clarins Group USA Jonathan Zrihen President & CEO (212) 980-1800 www.clarins.com

Contact for the Trade at InterParfums Luxury Brands Stanislas Archambault Managing Director (212) 832-1900